                                                                     Exhibit 4.3

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                            ORMAT TECHNOLOGIES, INC.

                                       and

                   AMERICAN STOCK TRANSFER & TRUST COMPANY, AS

                                  RIGHTS AGENT

                                RIGHTS AGREEMENT

                          Dated as of [       ], 2004

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                                TABLE OF CONTENTS

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Section 6.       Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed,

Exhibit A - Form of Right Certificate

                                       ii

                                RIGHTS AGREEMENT

         Agreement, dated as of [        ], 2004, between Ormat Technologies,
Inc., a Delaware corporation (the "Corporation"), and, a American Stock Transfer
& Trust Company, a New York banking corporation, as Rights Agent (the "Rights
Agent").

         The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of
Common Stock (as hereinafter defined) of the Corporation outstanding as of the effective date of this Agreement (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each
Common Share of the Corporation that shall become outstanding between the Record
Date and the earliest of the Distribution Date, the Redemption Date and the
Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock of the
Corporation that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in
accordance with the provisions of Section 22 hereof.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which on or after the Record Date, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Stock then outstanding, but shall not include the Corporation, any Subsidiary (as such term is hereinafter defined) of the Corporation, any employee benefit plan of the Corporation,
    Ormat Industries, or any Subsidiary of the Corporation, or any entity holding Common Stock for or pursuant to the terms of any such plan.
    Notwithstanding the foregoing, no Person shall become an "Acquiring Person"
    as the result of an acquisition of shares of Common Stock by the
    Corporation, which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of the shares of Common
    Stock beneficially owned by such Person to 15% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the
    Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of Common Stock (other than an acquisition that does not directly or indirectly increase the proportionate share of the Common Stock then outstanding beneficially owned by

    such Person), then such Person shall be deemed to be an "Acquiring Person".
    Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring
    Person", as defined pursuant to the foregoing provisions of this paragraph
    (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such
    Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.
    Notwithstanding the foregoing provisions of this paragraph (a), Ormat
    Industries shall not be deemed to be an Acquiring Person as a result of its ownership of capital stock of the Corporation.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to have "Beneficial Ownership" of and to "beneficially own" any securities:

              (i) which such Person or any of such Person's Affiliates or
         Associates beneficially owns, directly or indirectly;

              (ii) which such Person or any of such Person's Affiliates or
         Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the
         Rights), warrants or options, or otherwise; provided, however, that a
         Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or
         Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Corporation.

    Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a
    Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (e) "close of business" on any given date shall mean 5:00 P.M., New
    York City time, on such date; provided, however, that if such date is not a
    Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a
    Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (g) "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Corporation.

         (h) "current per share market price" shall have the meaning set forth in Section 11(d)(i) hereof.

         (i) "Designated Office" shall have the meaning set forth in Section 5 hereof.

         (j) "Distribution Date" shall have the meaning set forth in Section
    3(a) hereof.

         (k) "equivalent preferred shares" shall have the meaning set forth in
    Section 11(b) hereof.

         (l) "Exchange Ratio" shall have the meaning set forth in Section 24(a)
    hereof.

         (m) "Final Expiration Date" shall have the meaning set forth in Section
    7(b) hereof.

         (n) "Nasdaq" shall have the meaning set forth in Section 11(d)(i)
    hereof.

         (o) "Ormat Industries" shall mean Ormat Industries Ltd., an Israeli corporation and corporate parent of the Corporation.

         (p) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (q) "Preferred Shares" shall mean shares of Series A Junior
    Participating Preferred Stock, par value $.001 per share, of the Corporation having the rights and preferences set forth in the Restated Certificate of
    Incorporation of the Corporation.

         (r) "Purchase Price" shall have the meaning set forth in Section 7(a)
    hereof.

         (s) "Record Date" shall have the meaning set forth in the second paragraph of the Preamble hereof.

         (t) "Redemption Date" shall have the meaning set forth in Section 7(b)
    hereof.

         (u) "Redemption Price" shall have the meaning set forth in Section
    23(a) hereof.

         (v) "Right" shall have the meaning set forth in the second paragraph of the Preamble hereof.

         (w) "Right Certificate" shall have the meaning set forth in Section
    3(a) hereof.

         (x) "Security" shall have the meaning set forth in Section 11(d)(i)
    hereof.

         (y) "Shares Acquisition Date" shall mean the first date of public announcement by the Corporation or an Acquiring Person that an Acquiring
    Person has become such.

         (z) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such
    Person.

         (aa) "Trading Day" shall have the meaning set forth in Section 11(d)(i)
    hereof.

         Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable, for the acts or omissions of any co-Rights Agent.

         Section 3. Issue of Right Certificates. (a) Until the earlier of (i)
the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day
(or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person)
after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity holding shares of Common
Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the
Corporation, any Subsidiary of the Corporation, any employee benefit plan of the
Corporation or of any Subsidiary of the Corporation or any entity holding Common
Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an
Acquiring Person, the earlier of such dates being herein referred to as the
"Distribution Date"), (x) the Rights will be attached to (subject to the provisions of Section 3(b) hereof) the shares of Common Stock (whether in book-entry, uncertificated or certificated form) issued and outstanding and the
Rights will be owned by the registered holders of the shares of Common Stock and will not be evidenced by separate Right Certificates, and (y) any transfer of shares of Common Stock (or any interest therein, including the creation of a security interest) will also effect a transfer of the associated Rights (or the equivalent interest therein) and neither the Rights nor any interest therein may be transferred otherwise than by transfer of the associated shares of Common
Stock (or the equivalent interest therein). As soon as practicable after the
Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the
Rights Agent will, if requested and provided with a list of the relevant holders of Common Stock by the Corporation, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of Exhibit A hereto (a

"Right Certificate"), evidencing one Right for each share of Common Stock so held, subject, in the case of shares of Common Stock held in uncertificated form on the Distribution Date, to the rights provided by law to a registered pledgee whose security interest has been duly registered with the Corporation. As of the
Distribution Date, the Rights will be evidenced solely by such Right
Certificates.

         (b) Until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, certificates for shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

    This certificate also evidences and entitles the holder hereof to certain
    Rights as set forth (and as defined) in a Rights Agreement between Ormat
    Technologies, Inc. and American Stock Transfer & Trust Company, as Rights
    Agent, dated as of [       ], 2004, as it may be amended from time to time
    (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ormat Technologies, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ormat
    Technologies, Inc. will mail to the holder of this certificate a copy of the
    Rights Agreement without charge after receipt of a written request therefor.
    Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Rights Agreement) may become void.

With respect to such certificates containing the foregoing legend, until the
Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of

                                       10

any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

         (c) Until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, confirmations and account statements sent to holders of shares of Common Stock in book-entry form and initial transaction statements relating to the registration, pledge or release from pledge of shares of Common Stock in uncertificated form shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

    The shares of Common Stock, par value $.001 per share, of Ormat
    Technologies, Inc. to which this statement relates also evidence and entitle the holder thereof to certain Rights as set forth (and as defined) in a
    Rights Agreement between Ormat Technologies, Inc. and American Stock
    Transfer & Trust Company, as Rights Agent, dated as of [      ], 2004 (the
    "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ormat Technologies, Inc. Under certain circumstances, as set forth in the
    Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates.
    Ormat Technologies, Inc. will mail to the holder of the shares to which this statement relates and any registered pledgee of uncertificated shares a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement,
    Rights beneficially owned by any Person (as defined in the Rights Agreement)
    who becomes an Acquiring Person (as defined in the Rights Agreement) may become void.

With respect to shares of Common Stock in book-entry form for which there has been sent a confirmation or account statement and shares of Common Stock in uncertificated form for which there has been sent an initial transaction statement containing the foregoing legend, until the earliest of the
Distribution Date, the Redemption Date or the

                                       11

Final Expiration Date, the Rights associated with such Common Shares shall be evidenced by such Common Shares alone, and the registration of transfer or pledge, or the release from pledge, of any such Common Shares shall also constitute the registration of transfer or pledge, or the release from pledge, as the case may be, of the Rights associated with such Common Shares.

         (d) In the event that the Corporation purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

                                       12

         Section 4. Form of Right Certificates. Subject to the provisions of
Section 22 hereof, the Right Certificates (and the forms of election to purchase
Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and which do not affect the rights, duties or responsibilities of the Rights Agent, and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or the National Association of Securities
Dealers, Inc., or to conform to usage.

         Section 5. Countersignature and Registration. The Right Certificates
shall be executed on behalf of the Corporation by the Chairman of the Board or a
Vice Chairman of the Board, if any, or the President or a Vice President and by
the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the
Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Corporation who shall have signed any of the Right
Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent

                                       13

and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the
Corporation; and any Right Certificate may be signed on behalf of the
Corporation by any person who, at the actual date of the execution of such Right
Certificate, shall be a proper officer of the Corporation to sign such Right
Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date and receipt by the Rights Agent of a list of the relevant holders of Common Stock as of the Distribution Date provided by the Corporation, the Rights Agent will keep or cause to be kept, at an office designated by the Rights Agent for such purpose (the "Designated
Office"), books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject
to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right
Certificate or Right Certificates (other than Right

                                       14

Certificates representing Rights that have become void pursuant to Section
11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or
Right Certificates, entitling the registered holder of the Rights evidenced thereby to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right
Certificate or Right Certificates to be transferred, split up, combined or exchanged at the Designated Office of the Rights Agent. Thereupon the Rights
Agent shall countersign and deliver to the Person entitled thereto a Right
Certificate or Right Certificates, as the case may be, as so requested. The
Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent is not responsible or obligated to inquire as to whether the Corporation required that any such taxes or charges be paid or whether the payment of any such taxes or charges has been made.

         Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the

                                       15

Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the
Corporation will make and deliver a new Right Certificate of like tenor to the
Rights Agent for delivery to the registered holder in lieu of the Right
Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights. (a) Each Right (other than Rights that have become void pursuant to
Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall initially entitle the registered holder thereof to purchase one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in Section 11 or 13 hereof. The purchase price (the "Purchase Price")
for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall be $[___], and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c)
below.

         (b) The registered holder of any Right Certificate may exercise the
    Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right
    Certificate evidencing such Rights, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the Designated Office of the Rights Agent, together with payment of the
    Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on the tenth anniversary of the Record Date (the "Final

                                       16

    Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

         (c) Upon receipt of a Right Certificate representing exercisable
    Rights, with the form of election to purchase duly executed and properly completed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of the Rights evidenced by such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the
    Preferred Shares certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent for the Preferred Shares with the depositary agent) and the Corporation hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the

                                       17

    same to be delivered to or upon the order of the registered holder of the
    Rights evidenced by such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of the Rights evidenced by such Right Certificate.

         (d) In case the registered holder of the Rights evidenced by any Right
    Certificate shall exercise less than all the Rights evidenced thereby, a new
    Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights or to his duly authorized assigns, subject to the provisions of
    Section 6 and Section 14 hereof.

         Section 8. Cancellation and Destruction of Right Certificates. All
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the or Corporation to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no
Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The shall deliver to the Rights
Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation,

                                       18

destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

         Section 9. Availability of Preferred Shares. The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.
The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares
(subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Corporation further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights or the Right Certificates or of any Preferred
Shares upon the exercise of Rights. The Corporation shall not, however, be required to pay any such tax or charge which may be payable in respect of any transfer or delivery of Rights or Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the
Preferred Shares in a name other than that of, the registered holder of the
Rights evidenced by Right Certificates surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax and charge shall have been paid (any such tax and charge

                                       19

being payable by the holder of such Rights at the time of surrender of the related Right Certificates) or until it has been established to the
Corporation's reasonable satisfaction that no such tax or charge is due.

         Section 10. Preferred Shares Record Date. Each Person in whose name any
Preferred Shares are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares on, and the date of issuance of such Preferred Shares and the date of any certificate for such Preferred Shares shall be, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price
(and any applicable taxes or charges pursuant to Section 9) was made; provided, however, that if the date of such surrender and payment is a date upon which the
Preferred Shares transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and the date of issuance of such Preferred Shares and the date of any such certificate shall be, the next succeeding Business Day on which the Preferred Shares transfer books of the Corporation are open. Prior to the exercise of any Rights, the holder thereof shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of
Rights. The Purchase Price, the number of Preferred Shares covered by each Right

                                       20

and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Corporation shall at any time after the Record
    Date (A) declare a dividend on the Preferred Shares payable in Preferred
    Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
    (D) issue any shares of its capital stock in a reclassification of the
    Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the
    Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate

                                       21

    par value of the shares of capital stock of the Corporation issuable upon exercise of one Right.

              (ii) (A) Subject to clause (B) of this subparagraph (ii) and
         Section 24 of this Agreement, in the event any Person becomes an
         Acquiring Person, each registered holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of such number of Preferred Shares for which a Right is then exercisable, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the shares of Common Stock
         (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an
         Acquiring Person and the Rights shall then be outstanding, the
         Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                   (B) From and after the occurrence of the event described in clause (A) of this subsection (ii), any Rights that are or were acquired or

                                       22

              beneficially owned by any Acquiring Person (or any Associate or
              Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such
              Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that evidences Rights beneficially owned by an Acquiring Person (or any Associate or
              Affiliate of such Acquiring Person) whose Rights would be void pursuant to the preceding sentence and any Right Certificate evidencing Rights beneficially owned by any such Acquiring Person
              (or any Associate or Affiliate of such Acquiring Person) shall be void. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or
              Affiliate of such Acquiring Person) whose Rights would be void pursuant to the second preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right
              Certificate delivered to the Rights Agent for transfer to an
              Acquiring Person (or any Associate or Affiliate of such Acquiring
              Person) whose Rights would be void pursuant to the second
              preceding sentence shall be canceled.

              (iii) In the event that there shall not be sufficient shares of
         Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing

                                       23

         subparagraph (ii), the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the
         Corporation shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Preferred
         Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such Preferred Shares or fraction thereof.

         (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date)
    to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be

                                       24

    determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of
    Preferred Shares which the aggregate offering price of the total number of
    Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);
    provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the
    Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or

                                       25

    warrants are not so issued, the Purchase Price shall be adjusted to be the
    Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the
    Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants
    (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the
    Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the
    Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one
    Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise

                                       26

    of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
    Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading
    Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30
    Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price of the Security shall be appropriately adjusted to reflect the current market price per share equivalent of such Security; and provided, further, that in the event that the current per share market price of the shares of
    Common Stock is determined as of a date prior to the expiration of 30
    Trading Days following the Record Date, the

                                       27

    current per share market price of the shares of Common Stock shall be deemed to be the average of the daily closing prices per share of Common Stock for the period of Trading Days commencing with the Record Date and ending immediately prior to such date. The closing price of a Security for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc.
    National Market System ("Nasdaq") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of
    Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the

                                       28

    transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

              (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the
         Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the shares of Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the shares of Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of
         Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the
         Rights Agent and the holders of the Rights.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the
    Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
    Section 11 shall be

                                       29

    made to the nearest cent or to the nearest one one-millionth of a Preferred
    Share or one ten-thousandth of any other share or security as the case may
    be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i)
    three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a)
    hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than
    Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a)
    through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                                       30

         (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying
    (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of
    Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase
    Price by the Purchase Price in effect immediately

                                       31

    after adjustment of the Purchase Price. The Corporation shall make a public announcement and give prompt notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right
    Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to registered holders of Rights on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such registered holders in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right
    Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the registered holders of the
    Rights on the record date specified in the public announcement.

                                       32

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial
    Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer (and shall promptly notify the Rights Agent of any such elections) until the occurrence of such event the issuing to the registered holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the
    Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument

                                       33

    evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the
    Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred
    Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for
    Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in
    Section 11(b), hereafter made by the Corporation to holders of its Preferred
    Shares shall not be taxable to such stockholders.

         (n) In the event that at any time after the Record Date and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of
    Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-hundredths of a Preferred
    Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the

                                       34

    number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                                       35

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares.
Whenever an adjustment is made as provided in Section 11 or 13 hereof, the
Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each registered holder of a Right in accordance with
Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or
Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Corporation shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the
Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation)
or cash or any other property, or (c) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole)

                                       36

to any other Person other than the Corporation or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each registered holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of
Preferred Shares, such number of Common Shares of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to
Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this
Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

                                       37

The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the
Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14. Fractional Rights and Fractional Shares. (a) The
Corporation shall not be required to issue fractions of Rights or to distribute
Right Certificates which evidence fractional Rights. In lieu of such fractional
Rights, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if

                                       38

the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of
Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

         (b) The Corporation shall not be required to issue fractions of
    Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a
    Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary

                                       39

    receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the
    Corporation shall pay to the registered holders of Rights at the time such
    Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred
    Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading
    Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this
Agreement, excepting the rights of action expressly given to the Rights Agent under this Agreement, are vested in the respective registered holders of the
Rights and any registered holder of any Right, without the consent of the Rights
Agent or of the holder of any other Right, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise the Rights registered in such holder's name in the manner provided in the Right Certificates

                                       40

and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of
Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights
Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

         (b) after the Distribution Date, the Rights are transferable only on the registry books of the Rights Agent upon surrender of the Right
    Certificates evidencing such Rights at the Designated Office of the Rights
    Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Corporation and the Rights Agent shall deem and treat the
    Person in whose name the Right is registered as the absolute owner thereof
    (notwithstanding any notations of ownership or writing on the Right
    Certificates evidencing such Rights or any certificate for the associated
    Common Stock made by anyone other than the Corporation or the Rights Agent)
    for all purposes whatsoever, and neither the Corporation nor the Rights
    Agent shall be affected by any notice to the contrary, except as required by law.

                                       41

         Section 17. Right Holder Not Deemed a Stockholder. No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the
Corporation which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until such Right or Rights shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the execution, delivery, administration and amendment of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct (as each is finally determined by a court of competent jurisdiction) on the part of the
Rights Agent, for any action taken, suffered or omitted by the Rights Agent in

                                       42

connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability. Anything to the contrary notwithstanding, in no event shall the
Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. The indemnity, exculpation and compensation provided for in this
Agreement shall survive the termination of this Agreement, the termination and expiration of the Rights, and the resignation or removal of the Rights Agent.

         The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or
Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, instruction, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the opinion of counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.
Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or

                                       43

consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the
Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such
Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right
Certificates shall have been countersigned but not delivered, any such successor
Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor
Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases the Rights evidenced by such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases the Rights evidenced

                                       44

by such Right Certificates shall have the full force provided in the Right
Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the
    Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the
    Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, any Vice President, the Treasurer or the
    Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of

                                       45

    any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct (as each is finally determined by a court of competent jurisdiction).

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right
    Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

         (e) The Rights Agent shall not have any liability nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Corporation of any covenant or condition contained in this
    Agreement or in any Right Certificate; nor shall it be responsible or liable for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof)
    provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such

                                       46

    change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any
    Preferred Shares to be issued pursuant to this Agreement or any Right
    Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, any Vice President, the Secretary or
    the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for those instructions.

                                       47

         (h) The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the
    Corporation or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable, accountable or liable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the
    Corporation or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes in good faith that repayment of such funds as required by this Agreement is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the
    Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case

                                       48

    may be, has not been completed to certify the holder is not an Acquiring
    Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

         Section 21. Change of Rights Agent. The Rights Agent or any successor
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the shares of Common Stock or the Preferred Shares by registered or certified mail, and to the registered holders of the Rights by first-class mail.
The Corporation may remove the Rights Agent or any successor Rights Agent upon
30 days' notice in writing, mailed to the Rights Agent or successor Rights
Agent, as the case may be, and to each transfer agent of the shares of Common
Stock or the Preferred Shares by registered or certified mail, and to the registered holders of the Rights by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the
Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right (which holder shall, with such notice, submit such holder's Right Certificate, if any, or such holder's certificate, if any, for the associated shares of Common Stock for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court

                                       49

of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a Person, or an Affiliate of such a Person, organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The predecessor
Rights Agent shall deliver and transfer to the successor Rights Agent, or, if no successor Rights Agent is appointed within 30 days after the predecessor Rights
Agent has given or received notice of resignation or removal to or from the
Corporation, as the case may be, to the Corporation, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose and thereafter the predecessor Rights
Agent shall have no further duties or obligations as Rights Agent under this
Agreement (it being understood that the foregoing is not intended to release the
Rights Agent from any liability resulting from the Rights Agent's gross negligence, bad faith or willful misconduct (as each is finally determined by a court of competent

                                       50

jurisdiction) while acting as Rights Agent hereunder). Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock or the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights
Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of
the provisions of this Agreement or of the Right Certificates to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing
Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable upon exercise of a Right made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution
Date and prior to the earlier of the Redemption Date and the Final Expiration
Date, the Corporation (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures (pursuant to the terms thereof) issued by the Corporation and in existence prior to the Distribution
Date, and (b) may, in any other case, if deemed necessary or appropriate by the
Board of Directors of

                                       51

the Corporation, issue Right Certificates representing the appropriate number of
Rights in connection with such issuance or sale; provided, however, that (i) the
Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued or would create a significant risk of such options or employee plans or arrangements failing to qualify for otherwise available special tax treatment, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption. (a) The Board of Directors of the Corporation
may, at its option, at any time prior to such time as any Person becomes an
Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption
Price"). The redemption of the Rights by the Board of Directors of the
Corporation may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Corporation in its sole discretion may establish.

         (b) Immediately upon the action of the Board of Directors of the
    Corporation ordering the redemption of the Rights pursuant to paragraph (a)
    of this Section 23, and without any further action and without any notice, the right to

                                       52

    exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall promptly give public notice and notice to the Rights Agent of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to all the registered holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights
    Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the
    Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of shares of Common Stock prior to the
    Distribution Date.

         Section 24. Exchange. (a) The Board of Directors of the Corporation
may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights

                                       53

that have become void pursuant to the provisions of Section 11(a)(ii) hereof)
for shares of Common Stock at an exchange ratio of one share of Common Stock per
Right, appropriately adjusted pursuant to Section 11(i) to reflect any stock split, stock dividend or similar transaction occurring after the Record Date
(such exchange ratio being hereinafter referred to as the "Exchange Ratio").
Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after the Record Date if any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Ormat Industries, the Corporation or any such
Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such
Person, becomes the Beneficial Owner of 50% or more of the shares of Common
Stock then outstanding.

         (b) Immediately upon the action of the Board of Directors of the
    Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of
    Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall

                                       54

    promptly give public notice and notice to the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the registered holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient shares of Common
    Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the
    Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.
    In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Corporation shall substitute, for each share of Common
    Stock that would otherwise be issuable upon exchange of a Right, a number of
    Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share

                                       55

    market price of one share of Common Stock as of the date of issuance of such
    Preferred Shares or fraction thereof.

         (d) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Corporation shall pay to the registered holders of the Rights with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph
    (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. Notice of Certain Events. (a) In case at any time after the
Record Date the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred
Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred
Shares), (iv) to

                                       56

effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the
Corporation, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the
Common Shares (by reclassification or otherwise than by payment of dividends in
Common Shares), then, in each such case, the Corporation shall give to each registered holder of a Right and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred
Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred
Shares, whichever shall be the earlier.

         (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter give to each registered

                                       57

    holder of a Right and the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the
Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the
Rights Agent) as follows:

                  Ormat Technologies, Inc.
                  980 Greg Street
                  Sparks, Nevada 89431

                  Attention: Connie Stechman

                  with a copy to:

                  Ormat Technologies, Inc.
                  c/o Ormat Industries Ltd.
                  Industrial Area, P.O. Box 68
                  Yavneh 8100 Israel

                  Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any
Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                                       58

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  New York, New York 10038

                  Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the
Corporation or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the
Corporation or the registry books of the holders of the Rights maintained by the
Rights Agent after the Distribution Date as herein provided. Any notice or demand given prior to the Distribution Date by the Corporation or the Rights
Agent to the holders of the Rights shall also be given to any registered pledgee of any uncertificated Common Share by first-class mail, postage prepaid, addressed to such registered pledgee at the address of such registered pledgee as shown on the registry books of the Corporation.

         Section 27. Supplements and Amendments. The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights or in regard to matters or questions arising hereunder which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that nothing herein shall obligate the Rights Agent

                                       59

to execute such a supplement or amendment if such supplement or amendment changes or increases the rights, duties or obligations of the Rights Agent; and
further provided that from and after such time as any Person becomes an
Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Corporation may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of
..001% and the largest percentage of the outstanding shares of Common Stock then known by the Corporation to be beneficially owned by any Person (other than the
Corporation, any Subsidiary of the Corporation, any employee benefit plan of
Ormat Industries, the Corporation or any Subsidiary of the Corporation, or any
entity holding shares of Common Stock for or pursuant to the terms of any such plan) and (ii) 10%. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

         Section 28. Successors. All the covenants and provisions of this
Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the

                                       60

registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the
Rights.

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the
State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                       61

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         ORMAT TECHNOLOGIES, INC.

                                         By
                                           -------------------------------------

                                         AMERICAN STOCK TRANSFER & TRUST
                                           COMPANY, as Rights Agent

                                         By
                                           -------------------------------------

                                       62

                                                                       Exhibit A

                            Form of Right Certificate

Certificate No. R-                                                  _____ Rights

              NOT EXERCISABLE AFTER [      ], 2014 OR EARLIER IF REDEMPTION OR
              EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER
              RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS
              AGREEMENT.

                                Right Certificate

                            ORMAT TECHNOLOGIES, INC.

         This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement, dated as of [ ], 2004 (the "Rights Agreement"), between Ormat
Technologies, Inc., a Delaware corporation (the "Corporation"), and American
Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent
(the "Rights Agent"), to purchase from the Corporation at any time after the
Distribution Date (as such term is defined in the Rights Agreement) and prior to
5:00 P.M., New York City time, on [ ], 2014 at the Designated Office (as such term is defined in the Rights Agreement of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Corporation, at a purchase price of
$[___] per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right
Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of __________, 2004, based on the Preferred Shares as constituted at such date. As provided in the Rights
Agreement, the Purchase Price and the number of one one-hundredths of a
Preferred Share which may be purchased upon the exercise of

                                       A-1

the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which
Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the
Rights Agent, the Corporation and the holders of the Rights. Copies of the
Rights Agreement are on file at the principal executive offices of the
Corporation and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of
Preferred Shares as the Rights evidenced by the Right Certificate or Right
Certificates surrendered shall have entitled such holder to purchase. If the
Rights evidenced by this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right
Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Corporation at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for
Preferred Shares or the Corporation's Common Stock, par value $.001 per share.

         No fractional Preferred Shares will be issued upon the exercise of any
Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of Rights evidenced by this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise thereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder of any
Rights evidenced hereby, as such, any of the rights of a stockholder of the
Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive

                                       A-2

dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the
Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the
Corporation and its corporate seal.

Dated as of ____________.

ATTEST:                                   ORMAT TECHNOLOGIES, INC.

                                          By:
------------------------------------         -----------------------------------
Countersigned:

AMERICAN STOCK TRANSFER
  & TRUST CORPORATION, as Rights Agent

By:
   ---------------------------------
         Authorized Signature

                                       A-3

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
   holder desires to transfer the Rights evidenced by this Right Certificate.)

         FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto ___________________
________________________________________________________
      (Please print name and address of transferee)

______________________ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer the said Rights on the books of the within-named Corporation, with full power of substitution.

Dated:
      -------------------------

                                                 -------------------------------
                                                 Signature
Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers,
Inc., a commercial bank or trust Corporation or other eligible institution, in each case, participating in a Medallion program approved by the Securities
Transfer Association, Inc.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this
Right Certificate are not beneficially owned by an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                 -------------------------------
                                                 Signature

--------------------------------------------------------------------------------

                                       A-4

             Form of Reverse Side of Right Certificate -- continued
                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)

To:  Ormat Industries, Inc.

         The undersigned hereby irrevocably elects to exercise
___________________ Rights evidenced by this Right Certificate to purchase the
Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

                                      ------------------------------------------

Please insert social security
or other identifying number
                                      ------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this
Right Certificate, a new Right Certificate for the balance remaining of such
Rights shall be registered in the name of and delivered to:

                                      ------------------------------------------

Please insert social security
or other identifying number
                                      ------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated:
      ----------------------------

                                                 -------------------------------
                                                 Signature

Signature Guaranteed:

                                       A-5

Form of Reverse Side of Right Certificate -- continued

--------------------------------------------------------------------------------

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers,
Inc., a commercial bank or trust Corporation or other eligible institution, in each case, participating in a Medallion program approved by the Securities
Transfer Association, Inc.

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                 -------------------------------
                                                 Signature

--------------------------------------------------------------------------------

                                     NOTICE

         The signature in the Form of Assignment or Form of Election to
Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of
Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such
Assignment or Election to Purchase will not be honored.

                                       A-6